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                                                                   Exhibit 10.46

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     AGREEMENT AND AMENDMENT made as of the 16th day of December, 1999, by and between USTrust ("Lender") and BTU International, Inc. ("Borrower").

     WHEREAS, Lender and Borrower are parties to a Credit Agreement dated September 5, 1997 (the "Credit Agreement") and certain other Loan Documents (as defined in the Credit Agreement) under which Lender has made loans and extended credit, form time to time, to Borrower;

     WHEREAS, the Borrowers have requested that Lender agree to amend the Credit Agreement to, among other things, extend the Termination Date under the Credit Agreement and modify the Debt Service Coverage Ratio;

     WHEREAS, Lender is prepared to agree to the foregoing amendments but only on the terms and subject to the conditions set forth herein,

     NOW, THEREFORE, based on these premises, and in consideration of the mutual promises herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lender and Borrowers hereby agree:

SECTION 1.  DEFINITIONS.

     Capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.

SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. Borrower and Lender agree that the Credit Agreement is amended as follows:

     2.1 Section 5.5(d) of the Credit Agreement is deleted and replaced with the following:

          "(d) Debt Service Coverage Ratio. Allow the ratio of (i) EBITDA of Borrower minus unfinanced Capital Expenditures minus cash income taxes paid that apply to the current year's Earnings minus Dividends and Distributions, to (ii) Borrower's interest expense plus Current Maturities of Long Term Debt, calculated retrospectively for the period of the immediately preceding four fiscal quarters, to be less than 1.20 to 1.00 on the last day of any fiscal quarter, provided that for purposes of determining the Debt Service Coverage Ratio, unfinanced Capital Expenditures shall not be deducted from the numerator of the ratio, so long as any Loans or Letters of Credit outstanding under this Agreement do not exceed $2,000,000 in the aggregate."

     2.2 Schedule I of the Credit Agreement is amended to delete the definition of "Termination Date" and to replace it with the following:

          "Termination Date" - the earlier of (a) April 30, 2004, and (b) the date the Lender's Commitment to make Loans is terminated pursuant to
          Section 7.2 of Article 7."

SECTION 3.  ACKNOWLEDGMENT OF OBLIGATIONS AND COLLATERAL.

     3.1 Borrower hereby acknowledges and agrees that it is unconditionally liable to Lender for the prompt and punctual performance of all Obligations under the Credit Agreement and other


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          Loan Documents, and that Borrower has no defenses, counterclaims or offsets with respect to the full payment and performance of all Obligations.

     3.2 Borrower hereby acknowledge and agree that Lender has and shall continue to have valid and enforceable and duly perfected security interests in and to all Collateral to secure the Obligations.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

     Borrower represents and warrants that each of the warranties and representations contained in the Credit Agreement and each other Loan Document is accurate and complete as of the date hereof.

SECTION 5.  CONTINUING EFFECT OF CREDIT AGREEMENT.

     Except as expressly set forth herein, or in any other documents to be executed and delivered in connection herewith, the Loan Documents shall remain in full force and effect in accordance with their terms.

SECTION 6.  MISCELLANEOUS.

     This Amendment, together with the Loan Documents, contains the entire agreement of the parties with respect to the subject matter and supersedes all prior negotiations, offers and discussions relating thereto. This Amendment may be amended, modified, waived, discharges or terminated only by a writing signed by the party to be charged with such amendment, modification, discharge or termination. This Amendment shall be governed by Massachusetts law. This Amendment may be executed by one or more of the parties in separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     Executed under seal as of date set forth above.

                                           BTU INTERNATIONAL, INC.

                                           By:  T. Kealy
                                                --------
                                            Name:  T. Kealy
                                            Title  Vice President

                                           USTRUST

                                           By:  John E. Bukala
                                                --------------
                                            Name:  John E. Bukala
                                            Title  Vice President